Exhibit 10.3

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered this the 30th day of March 2011, by and among Alpha Lujo, Inc., a New York corporation, whose office address is 346 Kings Way, South Melbourne, Victoria 3205, Australia (hereinafter referred to as “PubCo”) and Alpha Lujo Electric Vehicle Pty. Ltd., a State of Victoria (Australian) corporation, whose address is 346 Kings Way, South Melbourne, Victoria 3205, Australia (hereinafter referred to as the “Acquired Company”) and the shareholders of the Acquired Company (the “Acquired Company Shareholders”):

* W I T N E S S E T H *

WHEREAS, PubCo is publicly traded company on the Over the Counter Bulletin Board with no significant operations;

WHEREAS, Acquired Company is a private company incorporated under the laws of State of Victoria, Australia.

WHEREAS, Acquired Company owns all of the issued and outstanding capital stock of Alpha Lujo EV Corporation, an Arizona corporation and Alpha Lujo Electric Vehicles Pty. Ltd., an Australia company and Alpha Lujo-Australia owns all of the issued and outstanding capital stock of Alpha Lujo (HK) Limited (formerly Weihai PTC EV Group Limited), a Hong Kong company (all of the foregoing corporations along with the Acquired Company shall be referred to as the “Acquired Company Group”).

WHEREAS, PubCo agrees to acquire up to 100% of the issued and outstanding shares of the Acquired Company from the Acquired Company Shareholders in exchange for the issuance of certain shares of PubCo (“Exchange”) and the Acquired Company Shareholders agree to exchange their shares of Acquired Company on the terms described herein. On the Closing Date, Acquired Company will become a wholly-owned subsidiary of PubCo;

WHEREAS, the Acquired Company and the Acquired Company Shareholders are sometimes referred to herein as the “Acquired Company Group”.

* * *

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF ACQUIRED COMPANY

As an inducement to, and to obtain the reliance of PubCo, except as set forth in the Acquired Company Schedules (as hereinafter defined) which may be amended at Closing, subject to the approval of the PubCo, Acquired Company and the Acquired Company Shareholders (jointly and severally) represent and warrant as of the Closing Date, as defined below, as follows:

Section 1.01. Incorporation. Acquired Company is a company duly incorporated, validly existing, and in good standing under the laws of State of Victoria, Australia and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Acquired Company Schedules are complete and correct copies of the memorandum of association and articles of association of Acquired Company Group as in effect on the date hereof. The execution and delivery of this Agreement by the Acquired Company and by the Acquired Company Shareholders does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective memorandum of association or articles of association or formation documents. Acquired Company and each Acquired Company Shareholder has taken all actions required by law, its memorandum of association, articles of association, or formation documents, or otherwise to authorize the execution and delivery of this Agreement. Acquired Company and each Acquired Company Shareholder has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Each member of the Acquired Company Group is organized under the laws of the jurisdiction set forth in Schedule 1.03 hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Acquired Company Group to be conducted. Each member of the Acquired Company Group is in possession of all approvals, licenses, and permits necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement. No member of the Acquired Company Group is in violation of any of the provisions of their respective charter documents. No member of the Acquired Company Group is required to qualify to do business as a foreign corporation in any other jurisdiction.

Section 1.02. Authorized Shares.  The number of shares which Acquired Company is authorized to issue consists of 500,000 ordinary shares of a single class.  There are 500,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03. Subsidiaries and Predecessor Corporations.   Except as set forth in the Acquired Company Schedule 1.03, Acquired Company does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “Acquired Company” also includes those subsidiaries set forth on the

Acquired Company Schedules. Acquired Company has conducted any business operations, and neither party has liabilities contingent or otherwise exceeding $10,000, other than as disclosed herein.

Section 1.04. Financial Statements.

(a). Included in the Acquired Company Schedule 1.04 are the consolidated audited balance sheets of Acquired Company Group as of March 31, 2011 and March 31, 2010 and the related audited statements of operations, shareholders’ equity and cash flows for the fiscal years ended March 31, 2011 and March 31, 2010 together with the notes to such statements and the opinion of Michael Studer, CPA, PC., independent certified public accountants, all of which the Acquired Company hereby covenants will be provided at or prior to Closing.

(b). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Acquired Company balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Acquired Company in all material respects.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Acquired Company had no material liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Acquired Company, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c). there no tax liens or outstanding tax audits affecting any Acquired Company, Acquired Company has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Acquired Company Group has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d). The books and records, financial and otherwise, of Acquired Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(e). All of Acquired Company’s assets are reflected on its financial statements, and, except as set forth in the Acquired Company Schedules or the financial statements of Acquired Company or the notes thereto, Acquired Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05. Information.  The information concerning Acquired Company Group set forth in this Agreement and in the Acquired Company Schedules is complete and accurate in all material respects as required under the Agreement and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Acquired Company Group has fully disclosed in writing to PubCo (through this Agreement or the Acquired Company Schedules) all information relating to matters involving Acquired Company Group or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $100,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Acquired Company Group or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Acquired Company Group, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06. Options or Warrants.  Except as set forth in the Acquired Company Schedule 1.06, there are no existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued stock of Acquired Company Group.

Section 1.07. Absence of Certain Changes or Events.  Since March 31, 2011 and except as disclosed in this Agreement (including the Acquired Company Schedules):

(a). there has not been (i) any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Acquired Company Group or (ii) any damage, destruction or loss to Acquired Company Group (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Acquired Company Group;

(b). Acquired Company Group has not (i) amended its memorandum of association or articles of association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Acquired Company Group; (iv) entered into any transactions or agreements other than in the ordinary course of business; (v) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c). Acquired Company Group has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d). to their knowledge, none of the Acquired Company Group have become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Acquired Company Group.

Section 1.08. Litigation and Proceedings. Except as disclosed on Acquired Company Schedule 1.08, there are no actions, suits, proceedings, court orders, or investigations pending or, to the knowledge of Acquired Company Group after reasonable investigation, threatened by or against Acquired Company Group or affecting Acquired Company Group or its business or properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Acquired Company Group does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09. Contracts.

(a). All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Acquired Company Group is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Acquired Company Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least ten thousand dollars ($10,000), (iii) restrict business activities (including any non-compete or standstill agreement), (iv) any intellectual property agreement (including any license agreements), (v) partnership or joint venture agreement, and (vi) any transactions with the Acquired Company Group and any affiliates thereof ;

(b). All contracts, agreements, franchises, license agreements, and other commitments to which Acquired Company Group is a party or by which its properties are bound and which are material (as defined above) to the operations of Acquired Company Group taken as a whole are valid and enforceable by Acquired Company Group in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally, and there are no violations or breaches of any material agreement by any party; and

(c). Except as included or described in the Acquired Company Schedule 1.09 or reflected in the most recent Acquired Company balance sheet, Acquired Company is not a party to any oral or written (i) material contract for the employment of any officer or employee; (ii) material profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) material agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) material collective bargaining agreement; (vii) material agreement with any present or former officer or director of Acquired Company, (v) there have been no employees strikes or labor disputes involving any employees of Acquired Company, and (vi) no form of compensation in a material amount payable or due to any employee of Acquired Company is in arrears.

Section 1.10. No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Acquired Company Group is a party or to which any of its assets, properties or operations are subject. In addition, the series of contractual agreements between Acquired Company and Acquired Company referred to in the recitals hereof have been approved by the respective boards of directors and shareholders of both companies.

Section 1.11. Compliance With Laws and Regulations.  To the best of its knowledge, Acquired Company Group has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Acquired Company Group or except to the extent that noncompliance would not result in the occurrence of any material liability for Acquired Company Group.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12. Approval of Agreement.  The Board of Directors of Acquired Company has authorized the execution and delivery of this Agreement by Acquired Company and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Acquired Company Shareholders that the Exchange be accepted.

Section 1.13. Acquired Company Schedules.  Acquired Company has delivered to PubCo the following schedules together with other schedules related to this Article I (collectively referred to as the “Acquired Company Schedules”) all of which will be certified by the chief executive officer of Acquired Company as required under Section 6.02 as complete, true, and correct in all material respects as of the Closing Date:

(a).  the subsidiaries of the Acquired Company as required to be provided by Schedule 1.03 and a schedule containing complete and correct copies of the memorandum of association and articles of association of Acquired Company Group in effect as of the date of this Agreement;

(b). a schedule containing the financial statements of Acquired Company identified in paragraph 1.04(a);

(c). a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Acquired Company Group since December 31, 2010, required to be provided pursuant to Section 1.07 hereof;

(d). a schedule of any exceptions to the representations made herein; and

(e). a schedule containing the other information requested above.

Acquired Company shall cause the Acquired Company Schedules and the instruments and data delivered to PubCo hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14. Valid Obligation.  This Agreement and all agreements and other documents executed by the Acquired Company Group, as applicable, in connection herewith constitute the valid and binding obligation of the respective Acquired Company Group member, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15. Title to Assets; Liens, Etc.  Each of Acquired Company and its subsidiaries has good and marketable title to its assets, including the assets reflected in the most recent balance sheet included in the Acquired Company’s financial statements as set forth in Section 1.04, and in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the assets subject thereto or materially impair the operations of Acquired Company or any subsidiary; (c) those that have otherwise arisen in the ordinary course of business; and (d) those that would not reasonably be expected to have a material adverse change in the business, operations, property, inventory, assets, or condition of Acquired Company and its subsidiaries.  Each of Acquired Company Group and its subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

Section 1.16. Intellectual Property.  Except as set forth on Schedule 1.16, each of Acquired Company Group and its subsidiaries owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth on Schedule 1.16, there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Acquired Company Group or any subsidiary bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  Except as disclosed in the Schedule 1.16, there is no claim or action or proceeding pending or, to the Acquired Company Group’s knowledge, threatened, that challenges the right of the Acquired Company Group or any subsidiary with respect to any Intellectual Property.

Section 1.17. Environmental Laws.  To the best of the knowledge of the Acquired Company Group and its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of Acquired Company Group and its subsidiaries.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 1.18. Applicable Laws and Regulations. Acquired Company Group and its subsidiaries are in compliance with applicable laws and regulations governing its business. All material consents, permits, approvals, authorizations or licenses requisite under applicable law for the due and proper establishment and operation of the Acquired Company Group and its subsidiaries doing business in each applicable jurisdiction have been duly obtained from the relevant governmental authorities and are in full force and effect.

Section 1.19. Material Transactions or Affiliations.  Except as disclosed herein, in Schedule 1.19, or in any other Acquired Company Schedule, there exists no contract, agreement or arrangement between the Acquired Company Group and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Acquired Company Group to own beneficially, 5% or more of the issued and outstanding shares or equity interest of a Acquired Company Group member and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. No Acquired Company Group member has any commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

Section 1.20. Sarbanes-Oxley; Disclosure Controls.  Acquired Company will be in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it after the Exchange.  Acquired Company shall establish disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) for Acquired Company and design such disclosure controls and procedures to ensure that material information relating to Acquired Company is made known to the certifying officers by others within those entities.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES

 REGARDING PUBCO

As an inducement to, and to obtain the reliance of Acquired Company and the Acquired Company Shareholders, PubCo represents and warrants, as of the date hereof and as of the Closing Date (to their respective actual knowledge only), as follows:

Section 2.01. Organization. PubCo is duly incorporated, validly existing, and in good standing under the laws of the State of New York and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. PubCo has provided to Acquired Company complete and correct copies of the Certificate of Incorporation, as amended, and By-Laws of PubCo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PubCo’s Certificate of Incorporation, as amended, and By-Laws.  PubCo has taken all action required by law, its Certificate of Incorporation, as amended, and By-Laws, or otherwise to authorize the execution and delivery of this Agreement, and PubCo has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation, as amended, and By-Laws, or otherwise to consummate the transactions herein contemplated.

Section 2.02. Capitalization.

(a). PubCo’s authorized share capital consists 200,000,000 common shares, $.001 par value, and 5,000,000 preferred shares, $.001 par value. The issued and outstanding shares are 20,694,000 common shares and no preferred shares, excluding the Exchange Shares, except that (i) the Board of Directors of the Company has approved a resolution authorizing the creation and issuance of 5,000,000 shares of preferred stock with voting rights of 50 votes for each share issued to Ontex Holdings Limited in exchange for the sum of $50,000, and (ii) the Company has entered into a Consulting Agreement with a third party which provides for the issuance of 1,000,000 shares of common tock of PubCo, both stock transactions will be issued following the execution of the Agreement. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of PubCo’s common shares were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase PubCo common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of PubCo preferred shares or any outstanding convertible notes, debentures or securities.  All outstanding PubCo common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b). Other than as stated in subparagraph (a) above and as stated in PubCo SEC Reports (as defined below), there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of PubCo, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which PubCo is a party or by which it is bound obligating PubCo to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares, partnership interests or similar ownership interests of PubCo or obligating PubCo to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue PubCo common shares or preferred shares except as set forth in this Agreement.

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which PubCo is a party or by which it is bound with respect to any equity security of any class of PubCo, and there are no agreements to which PubCo is a party, or which PubCo has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03. Subsidiaries and Predecessor Corporations.  PubCo does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04. Financial Statements.

(a). PubCo has provided to Acquired Company  the audited balance sheets of PubCo as of June 30, 2010 and June 30, 2009, the related audited statements of operations, shareholders’ equity and cash flows together with the notes to such statements and the opinion of Michael Studer, CPA, PC, independent certified public accountants, with respect thereto;

(b). PubCo has provided to Acquired Company unaudited balance sheets of December 31, 2010 and the related unaudited statements of operations, shareholders’ equity and cash flows for the quarters ended on such dates which financial statements have been reviewed by Michael Studer, CPA, PC;

(c). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The PubCo balance sheets are true and accurate and present fairly as of their respective dates the financial condition of PubCo.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, PubCo had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of PubCo, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(d). PubCo has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e). PubCo has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(f). The books and records, financial and otherwise, of PubCo are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g). All of PubCo’s assets are reflected on its financial statements, and, except as set forth in the financial statements of PubCo or the notes thereto, PubCo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05. Information.  The information concerning PubCo set forth in this Agreement and as provided to Acquired Company by PubCo is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, PubCo has fully disclosed in writing to Acquired Company (through this Agreement or otherwise) all information relating to matters involving PubCo or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of PubCo or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on PubCo, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06. Options or Warrants.  There are no existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued shares of PubCo.

Section 2.07. Absence of Certain Changes or Events.  Since December 31, 2010 and except (i) as stated herein, (ii) as disclosed in the Agreement, (ii) PubCo SEC Reports (as defined herein):

(a). there has not been (i) any material adverse change in the business, operations, properties, assets or condition of PubCo or (ii) any damage, destruction or loss to PubCo (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of PubCo;

(b). PubCo has not (i) amended its Certificate of Incorporation, as amended, and By-Laws except as required by or referenced in this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of PubCo; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c). PubCo has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds; (iii) incurred, paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent PubCo balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PubCo; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d). to the knowledge of PubCo and the PubCo Shareholders, PubCo has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of PubCo.

Section 2.08. Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of PubCo after reasonable investigation, threatened by or against PubCo or affecting PubCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  PubCo has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09. Contracts.

Except as disclosed in this Agreement or in the PubCo SEC Reports;

(a). PubCo is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b). PubCo is not a party to or bound by, and the properties of PubCo are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c). PubCo is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of PubCo.

Section 2.10. No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which PubCo is a party or to which any of its assets, properties or operations are subject.

Section 2.11. Compliance With Laws and Regulations.  To the best of its knowledge, PubCo has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports and forms to date with federal and state securities authorities.

Section 2.12. Approval of Agreement.  The Board of Directors of PubCo has authorized the execution and delivery of this Agreement by PubCo and has approved this Agreement and the transactions contemplated hereby.

Section 2.13. Material Transactions or Affiliations.  Except as disclosed herein (including Section 2.07) or in the PubCo SEC Reports, there exists no contract, agreement or arrangement between PubCo and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by PubCo to own beneficially, 5% or more of the issued and outstanding Common Shares of PubCo and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.   PubCo has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

Section 2.14. [Intentionally Omitted]

Section 2.15. [Intentionally Omitted]

Section 2.16. Valid Obligation.  This Agreement and all agreements and other documents executed by PubCo in connection herewith constitute the valid and binding obligation of PubCo, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17. SEC Filings; Financial Statements.

(a). PubCo has made available to Acquired Company a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by PubCo with the SEC for the 36 months prior to the date of this Agreement (the “PubCo SEC Reports”), which, to PubCo’s knowledge, are all the forms, reports and documents filed by PubCo with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to PubCo’s knowledge, the PubCo SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PubCo SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b). Each set of financial statements (including, in each case, any related notes thereto) contained in the PubCo SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of PubCo at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse change on PubCo taken as a whole.

(c). There are no amendments or modifications to PubCo SEC Reports which have not yet been filed with the SEC but which will be required to be filed, including any agreements, documents or other instruments which previously had been filed by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act .

(d). The are no outstanding comment or other letters from the SEC to PubCo which have not been satisfied by PubCo.

(e). There are no outstanding written communications from Financial Industry Regulatory Authority (FINRA) regarding PubCo.

(f). All the accounts, books, registers, ledgers, Board minutes and financial and other records of whatsoever kind of Purchaser have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of PubCo. PubCo maintains a system of internal accounting controls sufficient, in the judgment of PubCo to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.18. Exchange Act Compliance.  PubCo is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Common Shares have been registered under Section 15(d) of the Exchange Act, and PubCo is in compliance with all of the requirements under, and imposed by, Section 15(d) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on PubCo.

Section 2.19. Title to Property. PubCo does not own or lease any real property or personal property. There are no options or other contracts under which PubCo has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20. Intellectual Property.  PubCo does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE ACQUIRED COMPANY SHAREHOLDERS

The Acquired Company Shareholders hereby represents and warrants, severally and solely, to PubCo as follows.

Section 3.01. Good Title.  Each of the Acquired Company Shareholders is the record and beneficial owner, and has good title to the shares of Acquired Company as set opposite such shareholders name on Schedule 4.01 (“Acquired Company Shares”), with the right and authority to sell and deliver such Acquired Company Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. At Closing, PubCo will receive good title to such Acquired Company Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or restriction.

Section 3.02. Power and Authority. Each of the Acquired Company Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Acquired Company Shareholders, enforceable against the Acquired Company Shareholders in accordance with the terms hereof.

Section 3.03. No Conflicts.  The execution and delivery of this Agreement by the Acquired Company Shareholders and the performance by the Acquired Company Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Acquired Company Shareholders and (c) will not violate or breach any contractual obligation to which the Acquired Company Shareholders are a party.

Section 3.04. Finder’s Fee. Each of the Acquired Company Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05. Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Acquired Company Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Acquired Company Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06. Acquisition of Exchange Shares for Investment.

(a). Each Acquired Company Shareholder is acquiring the Exchange Shares for investment for Acquired Company Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Acquired Company Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Acquired Company Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b). Each Acquired Company Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in PubCo and its securities.

(c). Each Acquired Company Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and each understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Acquired Company Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d). Each Acquired Company Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e). Each Acquired Company Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in PubCo and its securities. To the full satisfaction of each Acquired Company Shareholder, he has been furnished all materials that he has requested relating to PubCo and the issuance of the Exchange Shares hereunder, and each Acquired Company Shareholder has been afforded the opportunity to ask questions of PubCo’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Acquired Company Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of PubCo set forth in this Agreement, on which each of the Acquired Company Shareholders have relied in making an exchange of his shares Acquired Company for the Exchange Shares.

(f). Each Acquired Company Shareholder understands and agrees that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, including Regulation S, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Acquired Company Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, PubCo’s compliance with the reporting requirements under the Exchange Act), and further, PubCo will refuse to register any transfer of securities by Acquired Company Shareholder not made according to Regulation S, the Securities Act or other exemption thereof.

(g). The Acquired Company Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Acquired Company Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07. Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the Acquired Company Shareholders consents to PubCo making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01. The Exchange.

(a). On the terms and subject to the conditions set forth in this Agreement, at Closing (as defined herein), each Acquired Company Shareholder shall be deemed the beneficial and record owner of number of common shares of PubCo set opposite each Acquired Company’s Shareholder’s name as set forth on Schedule 4.01, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Exchange Shares”). Certificates representing the respective common shares of PubCo shall be delivered to the Acquired Company Shareholders within ten (10) days from the Closing. The common shares of PubCo will be convertible into the number of common shares of PubCo as set forth on Schedule 4.01 after giving effect to the Charter Amendments (as defined herein).

(b). On the terms and subject to the conditions set forth in this Agreement, at Closing, each Acquired Company Shareholder shall deliver to PubCo, the number of common shares of Acquired Company set opposite each Acquired Company Shareholder’s name as set forth on Schedule 4.01, together with stock powers in favor of PubCo (“Acquired Company Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description. The parties hereby acknowledged that share certificates of the Acquired Company have not been issued to each of the Acquired Company Shareholders.

Section 4.02. Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur ") will occur no later than May 31, 2011 or such later date as agreed to in writing by the parties ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.03.  Closing Events.  At the Closing, PubCo, Acquired Company and the Acquired Company Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05. Termination. In the event the parties are unable to effect a Closing of the transactions contemplated herein on or before the Closing Date, then in such event;  this Agreement shall be deemed null and void and no obligation, right or liability shall arise hereunder.

ARTICLE V

SPECIAL COVENANTS

Section 5.01. Access to Properties and Records. PubCo and Acquired Company will each afford to the officers and authorized representatives of the other full access to the properties, books and records of PubCo or Acquired Company, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of PubCo or Acquired Company, as the case may be, as the other shall from time to time reasonably request.

Section 5.02. Delivery of Books and Records.  At the Closing, Acquired Company shall deliver to PubCo, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Acquired Company which is now in the possession of Acquired Company or its representatives.

Section 5.03. Third Party Consents and Certificates.  PubCo and Acquired Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.05. Indemnification.

(a). Acquired Company hereby agrees to indemnify PubCo and each of the officers, agents and directors of PubCo as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b). The Acquired Company Shareholders, jointly and severally, agree to indemnify PubCo and each of the officers, agents and directors of PubCo as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I and Article III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c). PubCo hereby agrees to indemnify Acquired Company and each of the officers, agents, and directors of Acquired Company and the Acquired Company Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(d). PubCo Shareholders agree to indemnify Acquired Company and each of the officers, agents, and directors of Acquired Company and the Acquired Company Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.

The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06.  The Acquisition of PubCo Common Shares.  PubCo, Acquired Company Shareholders, and Acquired Company understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the Acquired Company Shareholders in exchange for the Acquired Company Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  PubCo, Acquired Company Shareholders, and Acquired Company agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a). In connection with the transaction contemplated by this Agreement, PubCo, Acquired Company Shareholders, and Acquired Company shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Acquired Company reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b). In order to more fully document reliance on the exemptions as provided herein, Acquired Company, the Acquired Company Shareholders, and PubCo shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Acquired Company or PubCo and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c). The Acquired Company Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07. Required Corporate Actions. In connection with the transactions contemplated herein, PubCo hereby agrees to undertake the following actions as stated;

(a). prepare and timely file with the SEC a Form 8-K disclosing the execution of the Agreement and other relevant information.

Section 5.08. Fees and Expenses. Except as stated in Section 5.09 above, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the transaction is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF PubCo

Unless otherwise waived in writing by PubCo, the obligations of PubCo under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Acquired Company and Acquired Company Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Acquired Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Acquired Company prior to or at the Closing.

Section 6.02. Officer’s Certificate. PubCo shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of Acquired Company, certifying that (a) each representations and warranties of Acquired Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date and (b) the Acquired Company Schedules are correct, true and accurate on the Closing Date, inclusive of updated Schedules.

Section 6.03. Secretary’s Certificate. PubCo shall have received a Certificate of Secretary of Acquired Company in a form acceptable to PubCo certifying attached copies of (i) the Memorandum of Association and Articles of Association of Acquired Company, (ii) the resolutions of the Acquired Company Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of Acquired Company this Agreement and related agreements.

Section 6.04. Good Standing.  At Closing, PubCo shall have received a certificate of good standing (i) from Australian Securities and Investment Commission certifying that Acquired Company is in good standing as a company in the State of Victoria, Australia, and (ii) for each of the other members of the Acquired Company Group, from the respective governmental agency certifying that each other member of the Acquired Company Group is in good standing as a company in their respective jurisdictions.

Section 6.05. Approval by Acquired Company Shareholders.  The Exchange shall have been approved by the holders of not less one hundred percent (100%) of the shares, including voting power, of Acquired Company, unless a lesser number is agreed to by PubCo.

Section 6.06. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.07. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Acquired Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.08. Legal Opinion. PubCo shall have been furnished with an opinion dated the Closing Date, from the legal counsel of Acquired Company, covering such matters as it relates to this Agreement and other matters reasonably requested by PubCo.

Section 6.09. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of the Acquired Company Group.

Section 6.10. Other Items.

(a). PubCo shall have received a list containing the name, address, and number of shares held by the Acquired Company Shareholders as of the date of Closing, certified by an executive officer of Acquired Company as being true, complete and accurate; and

(b). PubCo shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as PubCo may reasonably request.

(c). PubCo shall have received the financial statements of the Acquired Company as provided in Section 1.04 herein, and such financial statements shall be acceptable in form and content to PubCo.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED COMPANY

AND THE ACQUIRED COMPANY SHAREHOLDERS

Unless otherwise waived in writing by Acquired Company, the obligations of Acquired Company and the Acquired Company Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01. Accuracy of Representations and Performance of Covenants.  The representations and warranties made by PubCo in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, PubCo shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by PubCo.

Section 7.02. Officer’s Certificate. Acquired Company shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of PubCo, certifying that that each representation and warranty of PubCo contained in this Agreement (a) shall have been true and correct as of the date of this Agreement and (b) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.03. Secretary’s Certificate. Acquired Company shall have received a Certificate of Secretary of the PubCo in a form acceptable to Acquired Company certifying attached copies of (i) the Certificate of Incorporation, as amended, and By-Laws of PubCo, (ii) the resolutions of the PubCo Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of PubCo this Agreement and related agreements.

Section 7.04. Good Standing. Acquired Company shall have received a certificate of good standing from the Secretary of State of New York, dated as of a date within ten days prior to the Closing Date certifying that PubCo is in good standing as corporation in New York and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.05. No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06. Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of PubCo after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07. Shareholder Report. Acquired Company shall receive a shareholder’s report reflective of all PubCo shareholders which, except as otherwise provided herein, does not exceed 20,694,000 PubCo Common Shares issued and outstanding and 5,000,000 preferred shares issued and outstanding as of the Closing Date, exclusive of the Exchange Shares.

Section 7.08. [Intentionally Left Blank]

Section 7.09. Charter Amendments. The Board of Directors of PubCo shall have recommended that the Charter Amendments be presented to its shareholders for their approval.

Section 7.10. Organizational Meeting Minutes. Acquired Company shall have received the organizational meeting minutes of PubCo.

Section 7.11. [Intentionally Left Blank]

Section 7.12. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of PubCo.

Section 7.13. Other Items.  Acquired Company shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Acquired Company may reasonably request.

ARTICLE VIII

CONDUCT PRIOR TO CLOSING

Section 8.01. Conduct of Business by the PubCo. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, the PubCo shall carry on its business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

Section 8.02. Conduct of Business by the Acquired Company Group. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing Date, each Acquired Company Group member shall carry on its respective business in the ordinary course and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of each of its present officers and employees, respectively, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

ARTICLE IX

MISCELLANEOUS

Section 9.01.  Brokers.  PubCo, the PubCo Stockholders, each Acquired Company Group member and the Acquired Company Shareholders agree that, except as set out on Schedule 9.01. attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  PubCo and the PubCo Shareholders (jointly and severally), on one hand, and each Acquired Company Group member and the Acquired Company Shareholders (jointly and severally), on the other, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02. Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. Each of the parties hereto agree that service of process to any party with respect to any action relating to the transactions contemplated by the Agreement may be accomplished pursuant to the methods set forth in Section 9.03.

Section 9.03. Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Acquired Company, to:	346 Kings Way, South Melbourne Victoria 3205, Australia

If to a Acquired Company Shareholder to:	The respective address of each such party as set forth in Schedule 4.01

If to PubCo, to:	346 Kings Way, South Melbourne Victoria 3205, Australia

With copies to:	Daniel H. Luciano, Esq. 242A West Valley Brook Road Califon, New Jersey 07830

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04. Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05. Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.06. Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 9.07. Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.08. Third Party Beneficiaries.  This contract is strictly among the parties hereto , and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.09. Entire Agreement.  This Agreement (including its Schedules and exhibits) represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 9.10. Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 9.11. Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.12. Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.13. Commercially Reasonable Efforts.  Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 9.14. Facsimile Signatures.  Facsimile signatures shall be deemed rebuttably valid as to the execution of this Agreement.

Section 9.15. Mutual Drafting. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.

Section 9.16. Re-domicile of PubCo. It is understood by the parties that prior to Closing PubCo may re-domicile in the State of Arizona pursuant to which PubCo will merge into a newly formed Arizona corporation (“NewCo”) with NewCo being the surviving entity. NewCo will have a capitalization identical to PubCo. In such event, NewCo will be subject to the terms and conditions of this Agreement as if originally executed by NewCo.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ALPHA LUJO, INC. “PUBCO”

By:	/s/ William Tien
Name: William Tien
Title: President

ALPHA LUJO ELECTRIC VEHICLE PTY. LTD. “ACQUIRED COMPANY”

By:	/s/ William Tien
Name: William Tien
Title: Managing Director

Approved and Accepted by the Acquired Company Shareholders:

Name	Signature

ALPHA WEALTH FINANCIAL SERVICES PTY LTD	/s/ William Tien
.	William Tien - President

EAGLE MOTORS GROUP PTY LTD	/s/ Bruce Chan Chi Ping
Bruce Chan Chi Ping - Director

WEIHAI PTC INTERNATIONAL CO. LTD	/s/ Jackton Lu Jian Tong
Jackton Lu Jian Tong - Director

XIANGYU ELECTRIC CAR R&D INSTITUTE LTD	/s/ James Yue Yi Ming
James Yue Yi Ming - Director

GREENTEK INVESTMENT LTD	/s/ Jack Wei Jinhua

Jack Wei Jinhua - Director

Schedule 4.01

Name	Ordinary Shares of Acquired Company To Be Exchanged	Common Shares in PubCo to be Received Upon Conversion(1)	Address of Shareholder
ALPHA WEALTH FINANCIAL SERVICES PTY LTD	200,000	20,000,000	346 KINGS WAY, SOUTH MELBOURNE VICTORIA 3205, AUSTRALIA
EAGLE MOTORS GROUP PTY LTD	180,000	18,000,000	7 MOODY STREET, BALWYN NORTH VICTORIA 3104, AUSTRALIA
WEIHAI PTC INTERNATIONAL CO. LTD.	66,000	6,600,000	ROOM 403, JIANSHE BUILDING , NO. 28 HAIBIN SOUTH ROAD, WEIHAI, SHANGDONG , CHINA
XIANGYU ELECTRIC CAR R&D INSTITUTE LTD	30,000	3,200,000	UNITS A & B, 15/F NEICH TOWER , 128 GLOUCESTER ROAD, WANCHAI, HONG KONG
GREENTEK INVESTMENT LTD	24,000	2,400,000	UNITS A & B, 15/F NEICH TOWER , 128 GLOUCESTER ROAD, WANCHAI, HONG KONG

TOTAL	500,000	50,000,000

Schedule 9.01

None

Acquired Company Schedules

Alpha Lujo Electric Vehicle Pty. Ltd

 (attached to and made a part of that certain Stock Exchange Agreement dated of even date herewith by and among Alpha Lujo, Inc., a New York corporation, and Alpha Lujo Electric Vehicle Pty. Ltd., a State of Victoria (Australian) corporation (the “Acquired Company”) and the shareholders of the Acquired Company (“Share Exchange Agreement”))

March 30, 2011

The parties to the Share Exchange Agreement have agreed that certain information as indicated below will not be provided upon execution of the Share Exchange Agreement, namely Schedules 1.04, 1.07, 1.09, 1.16 and 1.19.  Rather, this information will be provided by the Acquired Company to PubCo on or prior to Closing. This information once provided to PubCo will be subject to the review and acceptance by PubCo. If this information is acceptable to PubCo, this Schedule will be revised at Closing to reflect such information.

Schedule 1.03

Subsidiaries

Wholly Owned Subsidiary

•

Alpha Lujo EV Incorporated, an Arizona corporation.

•

Alpha Lujo Electric Vehicles Pty. Ltd., an Australia company (“Alpha Lujo-Australia”)

Second Tier (Wholly-Owned) Subsidiary

•

Alpha Lujo (HK) Limited (formerly Weihai PTC EV Group Limited), a Hong Kong company, wholly owned by Alpha Lujo-Australia.

Schedule 1.04

Financial Statements

[to be furnished at Closing]

Schedule 1.06

Options and Warrants

None

Schedule 1.07

Absence of Certain Changes or Events

[to be furnished at Closing]

Schedule 1.08

Litigation and Proceedings

None

Schedule 1.09

Contracts

[to be furnished at Closing]

Schedule 1.16

Intellectual Property

[to be furnished at Closing]

Schedule 1.19

Transactions with Affiliates

[to be furnished at Closing]